Execution Version

GUARANTY

This Guaranty, dated as of September 27, 2023  (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), is made by and between each of the Persons identified as Guarantors on the signature pages hereof (each an “Initial Guarantor”) and each other Guarantor, in favor of U.S. Bank National Association, a national banking association, in its capacity as Administrative Agent for the Lenders under the Credit Agreement dated as of September 27, 2023, between GLOBUS MEDICAL, INC., a Delaware corporation (“Globus”) and GLOBUS MEDICAL NORTH AMERICA, INC., a Pennsylvania corporation (“Globus North America” and together with Globus, jointly and severally, each a “Borrower” and collectively, the “Borrowers”), the Lenders, and the Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

It is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty.

In consideration of the direct and indirect financial and other support and benefits that the Borrowers have provided, and such direct and indirect financial and other support and benefits as the Borrowers may in the future provide, to each Guarantor, and in consideration of the increased ability of the Guarantors to receive funds from Borrowings, which significantly facilitates the business operations of the Borrowers and the Guarantors, and to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, to make the Loans,  and to issue the Letters of Credit, each of the Guarantors is willing to guarantee the Obligations.

In consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.
(a) Capitalized terms used and not defined herein have the meanings given in the Credit Agreement.
(b) As used in this Guaranty:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.) or any successor statute.

“Credit Agreement” is defined in the opening paragraph hereof.

“Deposits” is defined in Section 17.

“Guaranteed Parties” means each of the holders of the Obligations, including without limitation the Lenders, the Issuing Bank, the Administrative Agent, any Affiliate of a  Lender that holds Obligations in respect of Cash Management Services and Lender-Provided Swaps, each Indemnitee, and the successors and permitted transferees and assigns of each of the foregoing (other than transferees and assigns of Obligations in respect of

Cash Management Services and Lender-Provided Swaps that are not Lenders or Affiliates thereof).

 “Guarantors” means the Initial Guarantors and each other Person that from time to time agrees to be party to this Guaranty as a “Guarantor,” whether pursuant to a Supplement or otherwise.

“Guaranty” is defined in the opening paragraph hereof.

“Initial Guarantors” is defined in the opening paragraph hereof.

“Insolvency Event” is defined in Section 7(b).

“Intercompany Indebtedness” is defined in Section 7(b).

 “Payment in Full” means the full and indefeasible payment of the Obligations (other than Unliquidated Obligations) in cash, the termination or expiry (or in the case of all Letters of Credit, Cash Collateralization) of the Commitments and the Letters of Credit, the termination of the Credit Agreement, and the satisfaction of all outstanding Obligations under the agreements evidencing Lender-Provided Swaps and Cash Management Services.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Section” means a numbered section of this Guaranty, unless another document is specifically referenced.

 “Supplement” means a Guaranty Supplement substantially in the form of Exhibit A hereto or such other form as is acceptable to the Administrative Agent.

“Unliquidated Obligations” means, at any time, any Obligations (including any guaranty) that are contingent in nature or unliquidated at such time, including without limitation any Obligation (a) to reimburse the Issuing Bank for drawings not yet made under a Letter of Credit or (b) to provide collateral to secure any contingent or unliquidated Obligations.

2. Representations, Warranties and Covenants. Each Guarantor represents and warrants on the date such Guarantor becomes a party hereto and on any date thereafter on which representations or warranties are made under the Credit Agreement to any Guaranteed Parties that:

(a) It is a corporation, partnership or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate,  limited liability company, or partnership proceedings, and the Guaranty constitutes legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally.

(c) Neither the execution and delivery by such Guarantor of the Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (a) any Law, order, writ, judgment, injunction, decree or award binding on such Guarantor, (b) such Guarantor’s Constituent Documents, or (c) any indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it or its Property may be bound or affected, conflict with or be a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Guarantor. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, that has not been obtained is required to be obtained by such Guarantor in connection with the execution and delivery of this Guaranty, the payment and performance of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

Each Guarantor covenants that, until Payment in Full, it will fully comply with those covenants and agreements applicable to such Guarantor set forth in the Credit Agreement.

3. The Guaranty. Each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations. Upon the failure by any Borrower, or any other Loan Party, as applicable, to pay or perform any Obligation, subject to any applicable grace or notice and cure period, each Guarantor shall forthwith on demand pay or perform such Obligation as specified in the relevant Loan Document or agreement governing Lender-Provided Swaps or Cash Management Services. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder are not subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar Law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, the parties hereto intend that any rights of subrogation, indemnification or contribution that such Guarantor may have under this Guaranty, any other agreement or Applicable Law shall be taken into account.

4. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Obligations;

(b) any modification or amendment of or supplement to any Loan Document or any agreement evidencing Lender-Provided Swaps or Cash Management Services, including, without limitation, any amendment that increases the amount of, or the interest rates or fees applicable to, any of the Obligations;

(c) any other guaranties of the Obligations or any part thereof or any other obligation of any Person with respect to the Obligations or any part thereof;

(d) (i) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrowers or any other guarantor of any of the Obligations, (ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrowers, any other guarantor of the Obligations, or any of their respective Property, or (iii) any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Obligations;

(e) the existence of any claim, setoff or other rights the Guarantors may have at any time against any Borrower, any other guarantor of any of the Obligations, any Guaranteed Party, or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Obligations, for any reason related to the Loan Documents or any agreement evidencing Lender-Provided Swaps or Cash Management Services, or any provision of any applicable Law, decree, or order purporting to prohibit the payment of any of the Obligations by any Borrower or any other guarantor or otherwise affecting any term of any of the Obligations;

(g) [Reserved];
(h) the election by, or on behalf of, any one or more of the Guaranteed Parties in any proceeding instituted under the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code;

(i) any borrowing or grant of a security interest by the Borrowers, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
(j) the disallowance under Section 502 of the Bankruptcy Code of all or any portion of the claims of the Guaranteed Parties for repayment of all or any part of the Obligations;
(k) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(l) any other act, omission, or delay of any kind by any Borrower, any other guarantor of the Obligations, any Guaranteed Party, or any other Person or any other circumstance that might, but for this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until Payment in Full,  upon which the guarantees made hereunder shall automatically terminate. If at any time any payment of any Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Guaranteed Party in its discretion), each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

6.	General Waivers; Additional Waivers.

(a) General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Obligations, or any other Person.

(b) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii) (A) notice of acceptance hereof; (B) notice of any Loans or Letters of Credit or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (C) notice of the amount of the Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of the Borrowers or of any other fact that might increase such Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (F) notice of any Default or Event of Default; and (G) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the other Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii) (A) any right it may have to require any Guaranteed Party to institute suit or exhaust any rights and remedies against the other Guarantors or any third party, and any (B) defense arising by reason of any disability or other defense (other than the defense that the Obligations have been fully and finally performed and indefeasibly paid in full in cash) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv) (A) any rights to assert against any Guaranteed Party any defense (legal or equitable), setoff, counterclaim, or claim such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to any Guaranteed Party; (B) any defense, setoff, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the sufficiency, validity, or enforceability of the Obligations; (C) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of (1) the impairment or suspension of the Guaranteed Parties’ rights or remedies against any other guarantor of the Obligations, (2) the alteration of the Obligations, (3) any discharge of any other Guarantor’s obligations to the Guaranteed Parties by operation of law as a result of any of the Guaranteed Parties’ intervention or omission, or (4) the acceptance by any Guaranteed Party of anything in partial satisfaction of the Obligations; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act that defers or delays the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and

(v) any defense arising by reason of or deriving from (A) any claim or defense based upon an election of remedies by any Guaranteed Party or (B) any election by any Guaranteed Party under the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Guarantors.

7.	Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a) Subordination of Subrogation. Until Payment in Full,  each Guarantor (i) shall have no right of subrogation with respect to the Obligations and (ii) waives any right to enforce any remedy any Guaranteed Party may now or hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, or any other Person. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, until Payment in Full, each Guarantor hereby expressly and irrevocably (x) subordinates any and all its rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or setoff to the payment in full in cash of the

Obligations and (y) waives any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Guaranteed Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Guaranteed Parties and their successors and assigns are intended third-party beneficiaries of the waivers and agreements in this Section 7(a).

(b) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims it has against (a) any other Loan Party in respect of Indebtedness (“Intercompany Indebtedness”), (b) any endorser, obligor or any other guarantor of all or any part of the Obligations, or (c) any of their respective Property are subordinate and subject in right of payment to the prior Payment in Full, of all Obligations; provided that such Guarantor may receive payments with respect to Intercompany Indebtedness to the extent not prohibited by the Loan Documents. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Loan Party, all rights and Liens of such Guarantor, whether now or hereafter arising and howsoever existing, in any Property of any other Loan Party are subordinated to the rights of the Administrative Agent in such Property. No Guarantor shall have any right to foreclose upon any such Property, whether by judicial action or otherwise, until Payment in Full. If all or any part of the Property of any Loan Party, or the proceeds thereof, is subject to any distribution, division or application to the creditors of such Loan Party, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other similar action or proceeding, or if the business of any Loan Party is dissolved or if substantially all of the assets of any Loan Party are sold (except to the extent not prohibited by the Loan Documents), then, and in any such event (each, an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, that is payable or deliverable upon or with respect to any Intercompany Indebtedness shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until Payment in Full.  If any Guarantor receives any payment, distribution, security or instrument or proceeds thereof with respect to the Intercompany Indebtedness after any Insolvency Event and before Payment in Full, such Guarantor shall receive and hold such amount in trust, as trustee, for the benefit of the Guaranteed Parties, shall forthwith deliver such amount to the Administrative Agent in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Obligations, due or not due, and, until such delivery, shall hold such amount in trust as the property of the Administrative Agent. If any Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make it. Each Guarantor agrees that until Payment in Full, no Guarantor will assign or transfer to any Person (other than the Administrative Agent or another Guarantor) any claim any such Guarantor has or may have against any Loan Party.

8.	[Reserved].
9. Stay of Acceleration. If acceleration of the time for payment of any Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party, 7 all such Obligations shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

10. Notices. Any notice required or permitted to be given under this Guaranty shall be sent (and deemed received) in the manner set forth in Section 10.1 of the Credit Agreement, with respect to the Administrative Agent, at its address specified pursuant thereto and, with respect to any Guarantor, in the care of the Borrowers at their address specified pursuant thereto.

11. No Waivers. No failure or delay by any Guaranteed Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the other Loan Documents, and any agreements evidencing Lender-Provided Swaps or Cash Management Services are cumulative and not exclusive of any rights or remedies provided by Law.

12. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the Guarantors, their respective successors and permitted assigns, the Administrative Agent, and the Guaranteed Parties, except that no Guarantor may assign its rights or delegate its obligations hereunder without the prior written consent of the Administrative Agent.

13. Amendments. Other than in connection with the addition of Guarantors, this Guaranty may not be changed, waived, discharged or terminated except in writing signed by each of the Guarantors and the Administrative Agent.

14. Governing Law; Jurisdiction.

(a) Governing Law. This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York (without reference to conflict of law principles).

(b) Jurisdiction.  Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Guaranteed Party or any Related Party thereof in any way relating to this Guaranty in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty in any court referred to in Section 14(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Guaranty shall affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(a) WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. If an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Guaranty.

16. Taxes and Expenses. Taxes, costs, fees and expenses in respect of this Guaranty shall be paid as required by Sections 3.5 and 10.3 of the Credit Agreement. For purposes hereof, each Guarantor shall have the same payment and reimbursement obligations as the Borrowers under such Sections. Any and all costs and expenses incurred by the Guarantors in the performance hereof shall be borne solely by the Guarantors.

17. Setoff. In addition to, and without limitation of, any rights of the Lenders under Applicable Law, if any Event of Default occurs, each Guarantor authorizes each Lender, the Issuing Bank, and each of their respective Affiliates, with the prior written consent of the Administrative Agent, to offset and apply all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of such Guarantor with such Lender or any Affiliate of such Lender (the “Deposits”) toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, are contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such Deposit, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided that if any Defaulting Lender exercises such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23(d) of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

18. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers, the other Guarantors and any endorsers and other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal. None of the Guaranteed Parties shall have any duty to advise any Guarantor of information known to such Guaranteed Party regarding such condition or any such circumstances. If any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Guaranteed Party shall be under no obligation to make any other or future disclosures of such information or any other information to such Guarantor.

19. Severability. Any provision in this Guaranty that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Guaranty are declared to be severable.

20. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each Guarantor and any of the Guaranteed Parties.

21. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.
22. [Reserved].

23. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of all Swap Obligations; provided that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23, or otherwise under this Guaranty, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until Payment in Full. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding anything herein to the contrary, if a Guarantor or a Swap Counterparty makes a written representation to the Guaranteed Parties in connection with this Guaranty, a swap, or any master agreement governing a swap to the effect that such Guarantor is or will be an “eligible contract participant” as defined in the

Commodity Exchange Act on the date the Guaranty becomes effective with respect to such swap (this date shall be the date of the execution of the swap if the Guaranty is then in effect with respect to such Guarantor, and otherwise it shall be the date of execution and delivery of the Guaranty by such Guarantor unless the Guaranty specifies a subsequent effective date), and such representation proves to have been incorrect when made or deemed to have been made, the Guaranteed Parties reserve all of their contractual and other rights and remedies, at law or in equity, including (to the extent permitted by Applicable Law) the right to claim, and pursue a separate cause of action, for damages as a result of such misrepresentation; provided that such Guarantor’s liability for such damages shall not exceed the amount of the Excluded Swap Obligations with respect to such swap.

24. PATRIOT Act.  Each Lender subject to the PATRIOT Act hereby notifies each Guarantor that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Lender to identify such Guarantor in accordance with the PATRIOT Act.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Initial Guarantor has executed this Guaranty as of the date first above written.

NuVasive, Inc., a Delaware corporation

By:/s/ Keith Pfeil
Name:Keith Pfeil
Title:Chief Financial Officer

NUVASIVE CLINICAL SERVICES MONITORING, INC., a Delaware Corporation

By:/s/ Keith Pfeil
Name:Keith Pfeil
Title:Chief Financial Officer

BRANCH MEDICAL GROUP, a Delaware

limited liability company

By:/s/ Keith Pfeil
Name:Keith Pfeil
Title:Chief Financial Officer

Signature Page to Guaranty

Acknowledged and Agreed to:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:/s/ Maria Massimino
Name:Maria Massimino
Title:Senior Vice President

:

Signature Page to Guaranty

EXHIBIT A

FORM OF GUARANTY SUPPLEMENT

This Guaranty Supplement is dated as of [•], 20[•], and given by [•], a[n] [•] (the “New Guarantor”), in favor of the Administrative Agent. Reference is made to the Guaranty dated as of September 27, 2023, made by each Guarantor party thereto, in favor of the Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”). Capitalized terms used and not defined herein shall have the meanings given to them in the Guaranty.

By its execution below, the New Guarantor (a) agrees to become, and does hereby become, a Guarantor and agrees to be bound by the Guaranty as if originally a party thereto and (b) represents and warrants as to itself that all of the representations and warranties in Section 1 of the Guaranty are true and correct in all respects as of the date hereof. The New Guarantor shall comply with all obligations of a Guarantor under the Guaranty.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Guaranty Supplement as of the date first above written.

[•]

By:
Name:[•]
Title:[•]